Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	Putnam Management has agreed to assume certain expenses
incurred by the fund in connection with allegations of improper short-term trading activity. During the funds fiscal year, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $16,421.

72DD1 		Class A	10,425
		Class B	1,586
		Class C	110

72DD2		Class M	113
		Class R	0
		Class Y	657

73A1		Class A	0.279
		Class B	0.216
		Class C	0.223

74A2		Class M	0.235
		Class R	0.269
		Class Y	0.300

74U1		Class A	36,307
		Class B	6,941
		Class C	577

74U2		Class M	460
		Class R	0
		Class Y	1,797

74V1		Class A	16.55
		Class B	16.29
		Class C	16.46

74V2		Class M	16.43
		Class R	16.55
		Class Y	16.55